SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (d) On February 5, 2010, the Board of Directors of World Wrestling Entertainment, Inc. (the “Company”) elected Basil V. DeVito, Jr. as a Director. Mr. DeVito will serve until the next annual meeting of the Company’s stockholders or his successor shall have been chosen and qualified.

     Mr. DeVito has been with the Company over the past twenty-five years. Since January 2003, he has been Senior Advisor, Business Strategies, in which role he has obtained placement for WWE programming in North America. Prior thereto, he managed several WWE departments and served as its Chief Operating Officer and as President of the XFL, LLC, the Company’s former professional football league. Mr. DeVito has also worked in senior positions with the National Basketball Association, The National Thoroughbred Racing Association and Breeder’s Cup Ltd.

     Mr. DeVito, as a management Director, will not receive additional compensation for his service as a Director.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Donna N. Goldsmith
Donna N. Goldsmith
Chief Operating Officer
Dated: February 11, 2010